                  PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A
                              5.95% Class A Notes
                            Servicer's Certificate
                      Distribution Date: August 15, 1999
                     Collection Period: July 1 to 31, 1999

I. Available Funds
------------------
Scheduled Principal Payments Received                                                                      $ 1,424,022.06
Partial and Full Prepayments Received                                                                        1,521,517.42
Interest Payments Received                                                                                     822,321.99
Policy Claim Amount                                                                                                   -
Pre-Funding Earnings                                                                                                  -
Class A Redemption Amount                                                                                             -
Income From Collection Account Eligible Investments                                                             11,586.38
Recoveries On Previously Liquidated Receivables                                                                 34,610.13
Liquidation Proceeds                                                                                            87,035.96
Recoveries From Insurance                                                                                             -
Purchase Amount of Purchased Receivables                                                                        16,408.34
                                                                                                           --------------
 Total Available Funds                                                                                     $ 3,917,502.28
                                                                                                           ==============

II. Distributions
-----------------

A.  Calculation of Total Principal Payment Amount
-------------------------------------------------
Beginning Principal Balance of Notes                                                                       $86,963,789.01

Principal Portion of Scheduled Payments Received                                                             1,424,022.06
Principal Portion of Prepayments                                                                             1,521,517.42
Principal Portion of Purchased Receivables                                                                      15,649.45
Principal Balance of Liquidated Receivables                                                                    216,907.74
Aggregate Amount of Cram Down Losses                                                                             3,044.77
Class A Redemption Amount                                                                                             -
                                                                                                           --------------
 Total Principal Payment Amount                                                                            $ 3,181,141.44
                                                                                                           --------------

Overcollateralization Amount to Principal                                                                      262,951.14
                                                                                                           --------------
Ending Principal Balance of Notes                                                                          $83,519,696.43
                                                                                                           ==============

B.  Priority of Distributions
-----------------------------
1.  Indenture Trustee, Backup Servicer, Owner Trustee                                                      $     5,284.03
2a. Basic Servicing Fee                                                                                         75,486.12
 b. Supplemental Servicing Fee                                                                                   2,696.66
3.  Class A Interest Payment Amount                                                                            431,195.45
4.  Class A Principal Payment Amount                                                                         3,181,141.44
5.  Note Insurer Payment                                                                                        28,987.93
6.  To The Reserve Fund                                                                                        192,710.65
7.  Accrued or Unpaid Fees to Indenture Trustee, Backup Servicer, Owner Trustee or successor Servicer                 -
                                                                                                           --------------
 Total Distributions Before Overcollateralization or Certificateholder Payments                            $ 3,917,502.28
                                                                                                           --------------
8.  Overcollateralization Amount to Class A Principal                                                          262,951.14
9.  Accrued or Unpaid Basic and Supplemental Servicing Fees                                                           -
10.  Remaining Payment To The Certificateholder, Including Reserve Account Release                                    -
                                                                                                           --------------
 Total Payments                                                                                            $ 4,180,453.42
                                                                                                           ==============

                  PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A
                              5.95% Class A Notes
                            Servicer's Certificate
                      Distribution Date: August 15, 1999
                     Collection Period: July 1 to 31, 1999

III. Note Balances
------------------

Beginning Note Balance                                                                $  86,963,789.01
Ending Note Balance                                                                   $  83,519,696.43
Class A Note Factor                                                                           0.835197


Class A Original Balance                                                              $ 100,000,000.00
Class A Beginning Balance                                                             $  86,963,789.01
Class A Ending Balance                                                                $  83,519,696.43
Class A Interest Carryover Shortfall                                                  $              -
Class A Principal Carryover Shortfall                                                 $              -


Overcollateralization Amount                                                              3,619,550.89
Target Overcollateralization Amount                                                       3,496,087.94


IV. Interest Reserve Requirement
--------------------------------

Sum of Distributions to Indenture Trustee, Backup Servicer, Owner Trustee,
  Class A Interest Payment Amount, and Note Insurer Payment                           $              -
Less: Class A Interest Calculated On Principal Balance Of Receivables                                -
Less: Pre-Funding Earnings                                                                           -
                                                                                      ----------------
Interest Reserve Requirement                                                          $              -
                                                                                      ================

V. Pre-Funded Amount
--------------------

Beginning Balance                                                                     $              -
Plus: Pre-Funding Earnings                                                                           -
Less: Pre-Funding Distributions                                                                      -
Less: Class A Redemption Amount                                                                      -
                                                                                      ----------------
Ending Balance                                                                        $              -
                                                                                      ================

                  PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A
                              5.95% Class A Notes
                            Servicer's Certificate
                      Distribution Date: August 15, 1999
                     Collection Period: July 1 to 31, 1999

VI. Receivables Performance
---------------------------
                                                            Beginning                     End
A.  General Information                                      Of Period                  Of Period
-----------------------                                 --------------------       --------------------
Principal Balance                                           $90,583,339.90             $87,402,198.46
                                                            ==============             ==============

Number of Receivables                                                5,015                      4,915
                                                            ==============             ==============

Weighted Average Coupon (WAC)                                                                   10.63%
Weighted Average Remaining Maturity (WAM) in months                                              57.3


B.  Delinquency/Repossession Information
----------------------------------------

                                         No. Of              Principal                  % of Rec.
                                        Receivables           Balance                    Balance
                                        -----------         ------------              -------------
30 - 59 Days Delinquent                       30             $548,143.86                   0.63%
60 - 89 Days Delinquent                        8             $148,282.57                   0.17%
90 + Days Delinquent                           0             $         -                   0.00%
                                         -------             -----------               ---------
  Total                                       38             $696,426.43                   0.80%
                                         =======             ===========               =========

                                                                                       Principal/
                                                                                       (Proceeds)
                                                                                    --------------
Principal Balance of Repossessed Vehicles Sold During Collection Period             $  128,650.99
Principal Balance of Other Liquidated Receivables                                       88,256.75
Cram Down Losses                                                                         3,044.77
Liquidation Proceeds                                                                   (87,035.96)
Deficiency Recoveries On Previously Liquidated Receivables                             (34,610.13)
Recoveries From Insurance                                                                       -
Other Recoveries
                                                                                    -------------
  Net Losses                                                                        $   98,306.42
                                                                                    ==============


VII. Reserve Account
--------------------
Beginning Balance                                                                   $1,811,666.80
Income From Eligible Investments                                                         6,617.66
Deposits                                                                               192,710.65
Release of Excess To The Noteholders                                                   262,951.14
Release of Excess To The Certificateholder                                                      -
                                                                                    -------------
Ending Balance                                                                      $1,748,043.97
                                                                                    -------------
Reserve Account Required Amount                                                     $1,748,043.97
                                                                                    =============

                  PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A
                              5.95% Class A Notes
                            Servicer's Certificate
                      Distribution Date: August 15, 1999
                     Collection Period: July 1 to 31, 1999


VIII. Triggers
--------------

A. Calculations
---------------

                                                                                        Second                Third
                                                                    Preceding          Preceding            Preceding
                                                                   Collection         Collection           Collection
Delinquency Ratio                                                    Period             Period               Period
-----------------                                                ---------------    ---------------      --------------
Principal Balance of Receivables, Of Which 10% Or More
 Of Any Scheduled Payment Is 60 Or More Days Past Due            $    148,282.57    $    182,632.91      $   221,906.84

Divided By: Beginning Aggregate Principal Balance                $ 90,583,339.90    $ 93,874,764.62      $71,385,596.91
                                                                 ---------------    ---------------      --------------
Delinquency Ratio                                                          0.16%              0.19%               0.31%
                                                                 ===============    ===============      ==============

Average For The Three Preceding Collection Periods                                                                0.22%
                                                                                                         ==============
                                                                                        Second                Third
                                                                    Preceding          Preceding            Preceding
                                                                   Collection         Collection           Collection
Default Ratio                                                        Period             Period               Period
-------------                                                    ---------------    ---------------      --------------
Principal Balance of all Liquidated Receivables                  $    216,907.74    $     69,213.36      $   133,836.83

Divided By: Beginning Aggregate Principal Balance                $ 90,583,339.90    $ 93,874,764.62      $71,385,596.91
                                                                 ---------------    ---------------      --------------
Default Ratio                                                              0.24%              0.07%               0.19%
                                                                 ===============    ===============      ==============

Average For The Three Preceding Collection Periods                                                                0.17%
                                                                                                         ==============
                                                                                      Cumulative,          Cumulative
                                                                   During The        As Of Second           As Of The
                                                                    Preceding          Preceding            Preceding
                                                                   Collection         Accounting           Accounting
Cumulative Net Loss Ratio                                            Period              Date                 Date
-------------------------                                        ---------------    ---------------      --------------
Principal Balance Of Liquidated Receivables                      $    419,957.93    $    203,050.19      $   133,836.83

Less: Liquidation Proceeds And Recoveries Received                   (239,488.56)       (117,842.47)         (84,342.39)

Plus: Cram Down Losses                                                  3,044.77           1,327.51                 -
                                                                 ---------------    ---------------      --------------
Net Losses                                                       $    183,514.14    $     86,535.23      $    49,494.44
                                                                 ===============    ===============      ==============

Aggregate Principal Balance As Of The Cutoff Date                $102,564,101.62    $102,564,101.62      $76,548,946.54
                                                                 ---------------    ---------------      --------------

Net Loss Ratio                                                             0.18%              0.08%               0.06%
                                                                 ===============    ===============      ==============

                  PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A
                              5.95% Class A Notes
                            Servicer's Certificate
                      Distribution Date: August 15, 1999
                     Collection Period: July 1 to 31, 1999


B. Triggers In Effect
---------------------

                                                       Actual         Reserve         Trigger
                                                       Ratio           Event           Event
                                                      --------        --------        --------
1.  Delinquency Ratio                                    0.22%           1.50%           2.00%
                                                       =======         =======         =======

2.  Default Ratio                                        0.17%           7.00%            N/A
                                                       =======         =======         =======

3.  Cumulative Net Loss Ratio
          Months 06-08                                   0.18%           0.75%           1.00%
          Months 09-11                                   0.00%           1.35%           1.60%
          Months 12-14                                   0.00%           2.00%           2.30%
          Months 15-17                                   0.00%           2.50%           3.00%
          Months 18-20                                   0.00%           3.35%           3.65%
          Months 21-23                                   0.00%           4.65%           5.10%
          Months 24-26                                   0.00%           5.50%           6.00%
          Months 27-29                                   0.00%           5.75%           6.30%
          Months 30 +                                    0.00%           5.90%           6.50%

4.  Reserve/Trigger Events                            Occurrences     Deemed Cured
                                                      -----------     ------------
          Reserve Event                                    No             N/A
          Trigger Event                                    No             N/A
          Servicer Termination Event                       No

5.  The Collection Period Above Corresponds To Month No.    5
                                                         =======




   Executed by: /s/ James E. Stublarec
                ---------------------------
                James E. Stublarec
                Vice-President, Finance

          Date:      August 9, 1999
                ---------------------------


                  PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A
                              5.95% Class A Notes
                           Statement to Noteholders
                      Distribution Date: August 15, 1999
                     Collection Period: July 1 to 31, 1999

                                                                              Per $1,000 Of
Payments Allocable To Principal                        Total                 Orig. Principal
-------------------------------                    --------------            ---------------
Class A Noteholders                                $ 3,444,092.58             $       34.44
                                                                              Per $1,000 Of
Payments Allocable To Interest                         Total                 Orig. Principal
------------------------------                     --------------            ---------------
Class A Noteholders                                $   431,195.45             $        4.31
                                                                                Remaining
Amount Of Above Payments Paid From Reserve             Total                     Reserve
------------------------------------------         --------------            ---------------
Principal                                          $          -
Interest                                                      -
                                                   --------------             -------------
Total                                              $          -               $1,748,043.97
                                                   ==============             =============
                                                                              Per $1,000 Of
Note Balances                                          Total                 Orig. Principal
-------------                                      --------------            ---------------
Class A Noteholders                                $83,519,696.43             $      835.20


Amount Of Fees Paid By The Trust                   $   112,454.74
--------------------------------                   ==============
                                                                               Change From
                                                                                  Prior
Carryover Shortfalls                                   Total                   Payment Date
--------------------                               --------------            ---------------
Class A Interest                                   $          -               $         -
Class A Principal                                             -                         -

Note Factor
-----------
Class A                                                                            0.835197

                  PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A
                              5.95% Class A Notes
                           Statement to Noteholders
                      Distribution Date: August 15, 1999
                     Collection Period: July 1 to 31, 1999


Delinquency Ratio                                           0.16%
-----------------                                ================

Default Ratio                                               0.24%
-------------                                    ================

Cumulative Net Loss Ratio                                   0.18%
-------------------------                        ================


Reserve/Trigger Events                             Occurrences         Deemed Cured
----------------------                          -----------------      ------------
Reserve Event                                         No                  N/A
Trigger Event                                         No                  N/A
Servicer Termination Trigger Event                    No


Policy Claim Amount                              $             -
-------------------                              ================


Reimbursements to Note Insurer                   $             -
------------------------------                   ================


                                                  Occurrences            Continuing
                                                -----------------        ----------
Insurer Default                                       No                    N/A
---------------

During Funding Period
---------------------
Principal Balance of Subsequent Receivables      $             -
Class A Redemption Amount                        $             -
Remaining Pre-Funded Amount                      $             -


Class A Redemption Amount                        $             -
-------------------------                        ================

Overcollateralization
---------------------
Overcollateralization Amount                     $  3,619,550.89            4.14%
Target Overcollateralization Amount              $  3,496,087.94            4.00%

                                  Page 2 of 2